Exhibit 10.7

OUTSET MEDICAL, INC.

RESTRICTED STOCK AWARD GRANT NOTICE
(2020 EQUITY INCENTIVE PLAN)

Outset Medical, Inc. (the “Company”), pursuant to its 2020 Equity Incentive Plan (as amended and/or restated as of the Date of Grant set forth below, the “Plan”), has granted to Participant a restricted stock award relating to the number of restricted shares of Common Stock set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Award Grant Notice (the “Grant Notice”) and in the Plan and the Award Agreement, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety.  Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Award Agreement shall have the meanings set forth in the Plan or the Award Agreement, as applicable. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information shall be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Type of Grant:	Restricted Stock Award

Vesting Schedule:

[standard vesting.  25% of the total number of restricted shares of Common Stock subject to the Award shall vest on the first anniversary of the Vesting Commencement Date, and thereafter 1/16 of such total number of shares of Common Stock shall vest on each February 15th, May 15th, August 15th and November 15th occurring after such first anniversary, subject to Participant’s Continuous Service through the applicable vesting date.]

Participant Acknowledgements:  By Participant’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Participant understands and agrees that the Award is governed by this Restricted Stock Award Grant Notice, and the provisions of the Plan and the Award Agreement, all of which are made a part of this document.

By accepting this Award, Participant consents to receive this Grant Notice, the Award Agreement, the Plan, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Participant represents that he or she has read and is familiar with the provisions of the Plan and the Award Agreement.  Participant acknowledges and agrees that this Grant Notice and the Award Agreement may not be modified, amended or revised in a manner that materially impairs the rights of the Participant except in a writing signed by Participant and a duly authorized officer of the Company.

Participant further acknowledges that in the event of any conflict between the provisions in this Grant Notice or the Award Agreement and the terms of the Plan, the terms of the Plan shall control.  Participant further acknowledges that the Award Agreement sets forth the entire understanding between Participant and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Participant and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Participant in each case that specifies the terms that should govern this Award.

This Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Outset Medical, Inc.		Participant:

By:		By:
	(Signature)		(Signature)
Title:		Email:
Date:		Date:

Attachments:  Award Agreement and 2020 Equity Incentive Plan

ATTACHMENT I

AWARD AGREEMENT

OUTSET MEDICAL, INC.

2020 Equity Incentive Plan

AWARD AGREEMENT

Pursuant to your Restricted Stock Award Grant Notice (“Grant Notice”) and this Award Agreement, Outset Medical, Inc. (the “Company”) has granted you a restricted stock award under its 2020 Equity Incentive Plan (the “Plan”) relating to the number of Restricted Shares of Common Stock specified in your Grant Notice.  The Award is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”).  If there is any conflict between the terms in this Award Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Award Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.Award Subject to Acceptance of Agreement.  The Award shall be null and void unless you (a) accept this Agreement by executing the Grant Notice and return an original execution copy of the Award Notice to the Company (or electronically accept this Agreement within your stock plan account with the Company’s stock plan administrator according to the procedures then in effect) and (b) if requested by the Company, execute and return one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares subject to the Award, if shares are forfeited pursuant to Section 2 hereof or if required under applicable laws or regulations.  As soon as practicable after you have accepted this Agreement and executed such stock power or powers and returned the same to the Company, the Company shall cause to be issued in your name the number of Restricted Shares subject to the Award.

2.Vesting.  Your Award will vest as provided in your Grant Notice.  Vesting will cease and any unvested Restricted Shares will be forfeited upon the termination of your Continuous Service (as defined herein).

3.Number of Restricted Shares.  The number of Restricted Shares subject to your Award will be adjusted in accordance with Section 5.7 of the Plan for changes in the capitalization of the Company.

4.Definitions.    For purposes of this Award Agreement, “Continuous Service” means that your service with the Company or a Subsidiary, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which you render service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which you render such service, provided that there is no interruption or termination of your service with the Company or a Subsidiary, will not terminate your Continuous Service; provided, however, that if the entity for which you are rendering services ceases to qualify as a Subsidiary, as determined by the Board in its sole discretion, your Continuous Service will be considered to have terminated on the date such entity ceases to qualify as a Subsidiary.

5.Securities Law Compliance.  In no event shall the shares of Common Stock subject to the Award be issued unless such shares are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if not registered, the Company has determined that the issuance of the

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shares would be exempt from the registration requirements of the Securities Act.  The issuance of such shares also must comply with all other applicable laws and regulations governing your Award, and the shares subject to the Award shall not be issued if the Company determines that such issuance would not be in material compliance with such laws and regulations.

6.Non-Transferability.  Except as otherwise provided in this Section 6, your Award is not transferable, except by will or by the laws of descent and distribution.

(a)Certain Trusts.  Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Award to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Award is held in the trust.  You and the trustee must enter into transfer and other agreements required by the Company.

(b)Domestic Relations Orders.  Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Award pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument that contains the information required by the Company to effectuate the transfer.  You are encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

(c)Beneficiary Designation.  Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company, designate a third party who, on your death, will thereafter be entitled to receive the Common Stock or other consideration resulting from the vesting of the Award.  In the absence of such a designation, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, the Common Stock or other consideration resulting from the vesting of the Award.

7.Rights as a Stockholder.  You shall have the right to vote the shares of Common Stock subject to the Award unless and until such shares are forfeited pursuant to Section 2 hereof.  You shall accrue dividends and other distributions paid on the shares of Common Stock subject to the Award; provided, however, that any such dividends or distributions paid in respect of any Restricted Shares shall become vested and delivered to you only if and when the shares of Common Stock giving rise to such dividends or distributions become vested in accordance with the vesting schedule set forth in the Grant Notice, with such amounts paid within 30 days after the applicable vesting event.  The Restricted Shares may be held by a custodian in book entry form with the restrictions on such shares duly noted or, alternatively, the Company may hold the certificate or certificates representing such shares, in either case until the Restricted Shares shall have vested pursuant to Section 2 hereof.  As soon as practicable after Restricted Shares shall have vested pursuant to Section 2 hereof, the restrictions shall be removed from any such shares that are held in book entry form, and the Company shall deliver to you any certificate or certificates representing any such shares that are held by the Company and destroy or return to you the stock power or powers relating to such shares.  Any Restricted Shares that do not become vested and are forfeited pursuant to Section 2 shall be transferred to the Company (or its assignee or nominee).

8.Award not a Service Contract.  Your Award is not an employment or service contract, and nothing in your Award will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an affiliate, or of the Company or an affiliate to continue your employment or service.  In addition, nothing in your Award will obligate the Company or an affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an affiliate.

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9.Withholding Obligations.

(a)As a condition precedent to the delivery of the shares of Common Stock to you following the vesting of the Award, you shall, upon request by the Company, pay to the Company such amount as the Company determines is required, under all applicable federal, state, local or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to vesting of the Award. If you shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to you

(b)You may elect to satisfy your obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company; (ii) to the extent permitted by the Company, delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments; (iii) to the extent permitted by the Company, authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to you upon the vesting of the Award having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (iv) arranging for a Company-designated broker to sell on the market a portion of the otherwise issuable vested shares of Common Stock that have an aggregate market value sufficient to pay the Required Tax Payments on your behalf and at your direction pursuant to this authorization or (v) any combination of (i), (ii) and (iii). Notwithstanding the foregoing, if you are subject to Section 16 of the Exchange Act, the Required Tax Payments shall be satisfied pursuant to clause (iv) above unless the Committee determines otherwise.  Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the amount determined by applying the maximum individual statutory tax rate in your jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, as determined by the Company, to avoid adverse accounting consequences or for administrative convenience. No share of Common Stock shall be delivered to you until the Required Tax Payments have been satisfied in full.

10.Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees, affiliates or representatives related to tax liabilities arising from your Award or your other compensation.

11.Section 83(b) Election.  By accepting this Agreement, you acknowledge your understanding that you may file with the Internal Revenue Service an election pursuant to section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Section 83(b) Election”), no later than 30 days after the Date of Grant, to include in your gross income the excess, if any, of the fair market value of the Restricted Shares as of the Date of Grant.  Before filing a Section 83(b) Election with the Internal Revenue Service, you shall (i) notify the Company of such election by delivering to the Company a copy of the fully-executed Section 83(b) Election, and (ii) pay to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority with respect to such Restricted Shares, or otherwise make arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise.

12.Notices.  Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award

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by electronic means or to request your consent to participate in the Plan by electronic means.  By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Award Agreement shall be final, binding and conclusive.

14.Successors. This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder in accordance with this Award Agreement or the Plan.

15.Protected Rights.  Pursuant to 18 U.S.C. § 1833(b), “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, you have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. You also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Award Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).  You understand that nothing contained in this Award Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  You further understand that this Award Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  This Award Agreement does not limit your right to receive an award for information provided to any Government Agencies.

16.Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.  If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.

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ATTACHMENT II

2020 Equity Incentive Plan